Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES SECOND QUARTER 2014 RESULTS

Boston, MA — July 30, 2014 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate company focused on the acquisition and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the second quarter of 2014.

Second Quarter Highlights:

•

Generated Core Funds from Operations (Core FFO) of $20.3 million compared to $16.0 million for the second quarter of 2013, an increase of 27%. This represents $0.36 per diluted share compared to $0.33 per diluted share in the second quarter of 2013, an increase of 9%.

•

Increased the monthly common dividend by 5% to $0.11 per share, commencing with the July 2014 dividend. The increase equates to an annual dividend of $1.32 per share, or a yield of 5.5%, based on the quarter ended stock price of $24.01.

•	Acquired nine buildings totaling approximately 2.1 million square feet for a total, all-in cost of $81.7 million.
•	Executed leases for over 1.3 million square feet.
•	Achieved quarter end occupancy on the Company’s portfolio of 94.5%.
•	Raised gross proceeds of approximately $42 million under the Company’s “At the Market” offering program (ATM).
•	Executed a $100 million private placement of senior unsecured notes consisting of $50 million 10-year notes and $50 million 12-year notes, both bearing interest at a fixed rate of 4.98%.
•	Received a positive rating outlook and an affirmation of its investment grade rating from Fitch Ratings.
•	Entered into a three year employment agreement, effective July 1, 2014, with Geoffrey G. Jervis to serve as the Company’s Chief Financial Officer, Executive Vice President, and Treasurer.

“In the second quarter, we continued to see strong leasing demand and an ample quantity of good quality acquisition opportunities,” said Ben Butcher, CEO of STAG. “The achievements in the quarter are continued evidence of the talent and commitment of the STAG team.  In the quarter, we further strengthened our team with the addition of our new CFO, Geoff Jervis, our 50th employee.”

Acquisition Activity

During the second quarter of 2014, the Company completed the acquisition of nine industrial buildings consisting of approximately 2.1 million square feet at a cost of $81.7 million.

Location (CBSA)	Date Acquired	Square Feet	Buildings	Cost (mm)
Savannah, GA	04/15/14	504,200	1	$16.3
Dallas-Forth Worth, TX	04/17/14	253,900	1	9.0
Cincinnati, OH-KY-IN	04/29/14	245,000	1	11.6
Calhoun, GA	05/14/14	151,200	1	4.2
Cincinnati, OH-KY-IN	05/15/14	109,000	1	6.1
Houston, TX	05/29/14	151,260	1	8.7
Whitewater-Elkhorn, WI	06/24/14	149,624	1	7.0
Milwaukee, WI	06/30/14	80,665	1	4.3
Morristown, TN	06/30/14	486,109	1	14.5
Total		2,130,958	9	$81.7

Newly acquired properties were 100% occupied with a weighted average lease term remaining of five years.

Inclusive of the new acquisitions, the Company’s portfolio square footage totaled 41.2 million at June 30, 2014, representing a 24% increase in square footage since June 30, 2013. Year-to-date, the Company has acquired 13 industrial buildings consisting of approximately 3.1 million square feet for $119 million.

Subsequent to the end of the second quarter, the Company acquired one industrial building containing approximately 244,000 square feet located in the Minneapolis/St. Paul, Minnesota area for approximately $9.8 million.

In addition, as of July 30, 2014, the Company has entered into contracts to acquire 11 industrial buildings for an all-in cost of approximately $118.2 million, subject to various closing conditions.  These conditions have not yet been satisfied and there can be no assurance that these transactions will be consummated.

Occupancy and Leasing Activity

Occupancy for the Company’s portfolio was 94.5% at the end of the quarter compared to 95.3% at end of the first quarter 2014.  Year-over-year same store occupancy decreased from 93.6% to 92.9%.

In the second quarter, the Company signed seven lease renewals for 1.1 million square feet.  The Company also signed two new or expansion leases for 210,000 square feet.  The weighted average rental rate for all leases signed in the second quarter was $3.69 per square foot.  Tenant improvements and leasing commissions for all leases signed in the second quarter was $0.21 per square foot.

Seven leases consisting of 835,206 square feet expired in the second quarter and tenant retention rate for these leases was 35%. The rental rate on the successfully renewed leases expiring in the second quarter increased 13.5% on a cash basis and increased 13.7% on a GAAP basis.

Key Financial Measures

The Company continued its accretive growth of operating cash flow during the second quarter with Core FFO growing 27% in the aggregate and 9% on a diluted, per share basis.  The growth in the Company’s key financial measures is noted in the chart below

	Three months ended June 30,
	2014	2013	% Change
($000,000s, except per share data)
Cash Net Operating Income	$33.7	$27.1	24%
Core FFO	$20.3	$16.0	27%
Core FFO per share / unit - diluted	$0.36	$0.33	9%
AFFO	$20.6	$15.1	36%

Net Loss for the second quarter of 2014 was approximately $2.7 million.  Included in Net Loss is depreciation and amortization expense of approximately $20.8 million.  A reconciliation of Net Loss to Cash Net Operating Income (NOI), adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA), Core FFO, FFO, and Adjusted FFO (AFFO), all non-GAAP financial measures, appears at the end of this release.

Liquidity and Financial Strength

At quarter end, the Company had $276 million of total liquidity comprised of $6 million of cash and $270 million of immediate availability on the Company’s unsecured credit facility and unsecured term loans.  The Company also had $44 million of additional capacity on its unsecured facilities for future acquisitions.

At quarter end, the Company’s enterprise value stood at $2.1 billion, inclusive of $139 million of preferred equity and total debt of $559 million.  Leverage at the Company remained modest with net debt to total real estate cost basis of 37% as of June 30, 2014.  As of quarter end, the Company’s net debt to annualized Adjusted EBITDA was 4.8x and interest coverage based on annualized Adjusted EBITDA was 5.3x.  For purposes of these leverage ratios, Adjusted EBITDA was calculated based on annualizing results for the quarter.

As of quarter end, the Company had approximately $559 million of debt outstanding with a weighted average remaining term of 4.5 years and a weighted average interest rate of 3.76%.  During the second quarter, the Company executed a $100 million private placement of senior unsecured notes consisting of $50 million, 10-year notes and $50 million, 12-year notes.  Borrowings under both tranches of notes bear interest at a fixed rate of 4.98%.  The 12-year notes were funded on July 1, 2014 and the 10-year notes are expected to fund on October 1, 2014.

In June, Fitch Ratings provided a positive rating outlook and affirmed its ratings for the Company and its operating partnership, STAG Industrial Operating Partnership, L.P. as follows: corporate: ‘BBB-’, senior unsecured: ‘BBB-’, and preferred equity: ‘BB’.

Equity Offerings

Under its ATM, the Company issued 1.8 million shares of common stock at an average price of $23.79 per share during the second quarter of 2014.  The Company received gross proceeds of $41.8 million and net proceeds of $41.2 million, which were used to fund acquisitions, repay indebtedness, and for working capital and other general corporate purposes.  Total shares and units issued and outstanding at June 30, 2014 were 57.2 million.

Dividends

During the second quarter, the Board of Directors approved a 5% increase in the Company’s monthly common stock dividend from a current monthly rate of $0.105 per share to $0.11 per share, commencing with the July 2014 dividend. The increase equates to an annual dividend of $1.32 per common share and represents an annual distribution rate of 5.5%, based on the Company’s second quarter ended stock price of $24.01 per share.

The Board of Directors also declared a monthly dividend of $0.11 per share of common stock per month for the fourth quarter.  The record and payment dates for the third and the fourth quarter dividends are as follows:

Month	Record Date	Payment Date	Dividend
July	July 31, 2014	August 15, 2014	$0.11
August	August 29, 2014	September 15, 2014	$0.11
September	September 30, 2014	October 15, 2014	$0.11
October	October 31, 2014	November 17, 2014	$0.11
November	November 28, 2014	December 15, 2014	$0.11
December	December 31, 2014	January 15, 2015	$0.11

The Company’s Board of Directors has declared a September 15, 2014 record date for the third quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”). The Company confirmed that the dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the dividend for the

Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis. Both preferred stock dividends will be payable on September 30, 2014.

Personnel

On May 12, 2014, the Company entered into a three year employment agreement, effective July 1, 2014, with Geoffrey G. Jervis to serve as the Company’s Chief Financial Officer, Executive Vice President, and Treasurer.

On February 7, 2014, Gregory W. Sullivan, former Chief Financial Officer, Executive Vice President and Treasurer of the Company, notified the Company of his intention not to renew his contract at its expiration on April 20, 2014 and he tendered his resignation from his position on April 21, 2014.  On April 21, 2014, Mr. Sullivan and the Company executed a consulting agreement pursuant to which Mr. Sullivan will act as an advisor to the Company for one year.

Conference Call

The Company will host a conference call on Thursday, July 31, 2014, at 11:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13585881.  The replay will be available until Thursday, August 7, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	June 30, 2014	December 31, 2013
Assets
Rental Property:
Land	$145,931	$134,399
Buildings	944,057	871,422
Tenant improvements	39,625	36,994
Building and land improvements	46,454	36,231
Less: accumulated depreciation	(88,138)	(71,653)
Total rental property, net	1,087,929	1,007,393
Cash and cash equivalents	6,031	6,690
Restricted cash	6,525	6,806
Tenant accounts receivable, net	14,387	13,790
Prepaid expenses and other assets	4,687	2,594
Interest rate swaps	1,077	3,924
Deferred financing fees, net	6,245	5,467
Leasing commissions, net	3,607	3,542
Goodwill	4,923	4,923
Due from related parties	156	185
Deferred leasing intangibles, net of accumulated amortization of $121,060 and $95,201, respectively	214,586	214,967
Total assets	$1,350,153	$1,270,281
Liabilities and Equity
Liabilities:
Mortgage notes payable	$223,331	$225,591
Unsecured credit facility	35,500	80,500
Unsecured term loans	300,000	250,000
Accounts payable, accrued expenses and other liabilities	17,386	18,574
Interest rate swaps	412	—
Tenant prepaid rent and security deposits	10,040	8,972
Dividends and distributions payable	6,003	5,166
Deferred leasing intangibles, net of accumulated amortization of $5,373 and $4,520, respectively	7,586	6,914
Total liabilities	600,258	595,717
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2014 and December 31, 2013	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2014 and December 31, 2013	70,000	70,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 55,153,982 and 44,764,377 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	551	447
Additional paid-in capital	744,248	577,039
Common stock dividends in excess of earnings	(155,911)	(116,877)
Accumulated other comprehensive income	489	3,440
Total stockholders’ equity	728,377	603,049
Noncontrolling interest	21,518	71,515
Total equity	749,895	674,564
Total liabilities and equity	$1,350,153	$1,270,281

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue
Rental income	$35,203	$28,105	$69,321	$54,039
Tenant recoveries	6,279	3,476	11,695	7,134
Other income	200	262	409	658
Total revenue	41,682	31,843	81,425	61,831
Expenses
Property	3,194	2,316	7,244	5,011
General and administrative	8,283	4,477	13,758	8,983
Real estate taxes and insurance	5,412	3,244	9,347	5,872
Property acquisition costs	688	1,269	1,247	1,845
Depreciation and amortization	20,769	16,244	40,623	31,642
Other expenses	193	161	430	245
Total expenses	38,539	27,711	72,649	53,598
Other income (expense)
Interest income	4	3	8	6
Interest expense	(5,813)	(4,846)	(11,479)	(9,497)
Offering costs	—	(27)	—	(27)
Total other income (expense)	(5,809)	(4,870)	(11,471)	(9,518)
Net loss from continuing operations	$(2,666)	$(738)	$(2,695)	$(1,285)
Discontinued operations
Income attributable to discontinued operations	—	90	—	219
Gain on sale of real estate	—	464	—	464
Total income attributable to discontinued operations	—	554	—	683
Gain on sale of real estate	—	—	50	—
Net loss	$(2,666)	$(184)	$(2,645)	$(602)
Less: loss attributable to noncontrolling interest after preferred stock dividends	(310)	(357)	(766)	(623)
Net income (loss) attributable to STAG Industrial, Inc.	$(2,356)	$173	$(1,879)	$21
Less: preferred stock dividends	2,712	2,519	5,424	4,071
Less: amount allocated to unvested restricted stockholders	83	64	171	133
Net loss attributable to common stockholders	$(5,151)	$(2,410)	$(7,474)	$(4,183)
Weighted average common shares outstanding — basic and diluted	52,865,801	42,006,954	49,023,985	41,265,070
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.10)	$(0.07)	$(0.15)	$(0.11)
Income from discontinued operations attributable to common stockholders	$—	$0.01	$—	$0.01
Loss per share — basic and diluted	$(0.10)	$(0.06)	$(0.15)	$(0.10)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
NET OPERATING INCOME RECONCILIATION
Net loss	$(2,666)	$(184)	$(2,645)	$(602)
Asset management fee income	(151)	(255)	(320)	(514)
General and administrative	8,283	4,477	13,758	8,983
Property acquisition costs	688	1,269	1,247	1,845
Depreciation and amortization	20,769	16,435	40,623	32,045
Interest income	(4)	(3)	(8)	(6)
Interest expense	5,813	4,846	11,479	9,497
Offering costs	—	27	—	27
Other expenses	193	161	430	245
Gain on sales of real estate	—	(464)	(50)	(464)
NET OPERATING INCOME	$32,925	$26,309	$64,514	$51,056

Net operating income	$32,925	$26,309	$64,514	$51,056
Straight-line rent adjustments, net	(763)	(735)	(1,954)	(1,507)
Intangible amortization in rental income, net	1,509	1,506	3,019	2,875
CASH NET OPERATING INCOME	$33,671	$27,080	$65,579	$52,424

Cash net operating income	$33,671	$27,080	$65,579	$52,424
New property cash net operating income	(8,313)	(1,077)	(18,229)	(2,720)
Cash net operating income from sales of real estate	—	(329)	(49)	(703)
SAME STORE CASH NET OPERATING INCOME	$25,358	$25,674	$47,301	$49,001

ADJUSTED EBITDA RECONCILIATION
Net loss	$(2,666)	$(184)	$(2,645)	$(602)
Intangible amortization in rental income, net	1,509	1,506	3,019	2,875
Property acquisition costs	688	1,269	1,247	1,845
Depreciation and amortization	20,769	16,435	40,623	32,045
Interest income	(4)	(3)	(8)	(6)
Interest expense	5,813	4,846	11,479	9,497
Offering costs	—	27	—	27
Gain on sales of real estate	—	(464)	(50)	(464)
Consultant services	2,839	—	2,839	—
ADJUSTED EBITDA	$28,948	$23,432	$53,665	$45,217

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net loss	$(2,666)	$(184)	$(2,645)	$(602)
Rental property depreciation and amortization	20,727	16,435	40,544	32,045
Gain on sales of real estate	—	(464)	(50)	(464)
Funds from operations	$18,061	$15,787	$37,849	$30,979
Preferred stock dividends	(2,712)	(2,519)	(5,424)	(4,071)
Amount allocated to unvested restricted stockholders	(83)	(64)	(171)	(133)
Funds from operations attributable to common stockholders and unit holders	$15,266	$13,204	$32,254	$26,775

Funds from operations attributable to common stockholders and unit holders	$15,266	$13,204	$32,254	$26,775
Intangible amortization in rental income, net	1,509	1,506	3,019	2,875
Termination income	—	—	(35)	—
Property acquisition costs	688	1,269	1,247	1,845
Offering costs	—	27	—	27
Consultant services	2,839	—	2,839	—
CORE FUNDS FROM OPERATIONS	$20,302	$16,006	$39,324	$31,522

Weighted average shares and units outstanding
Weighted average common shares	52,865,801	42,006,954	49,023,985	41,265,070
Weighted average restricted shares	267,659	217,806	273,626	223,555
Weighted average units	3,248,636	6,417,052	5,169,638	6,379,191
Weighted average shares and units outstanding — basic	56,382,096	48,641,812	54,467,249	47,867,816
Unvested outperformance plan	416,493	501,253	416,493	501,253
Weighted average shares and units outstanding — diluted	56,798,589	49,143,065	54,883,742	48,369,069
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.36	$0.33	$0.72	$0.66
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.36	$0.33	$0.72	$0.65

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$20,302	$16,006	$39,324	$31,522
Add: non-rental property depreciation and amortization	42	—	79	—
Straight-line rent adjustments, net	(598)	(735)	(1,622)	(1,507)
Recurring capital expenditures	(396)	(623)	(414)	(691)
Lease renewal commissions and tenant improvements	(52)	(519)	(220)	(977)
Non-cash portion of interest expense	343	267	658	515
Non-cash compensation expense	1,007	740	2,098	1,485
ADJUSTED FUNDS FROM OPERATIONS	$20,648	$15,136	$39,903	$30,347

Non-GAAP Financial Measures

Net operating income (NOI): is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, asset management fee income, property acquisition costs, offering costs, gain on sales of real estate, and other expenses. The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

Funds from Operations (FFO): is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.  The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year-over-year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

Core FFO and Adjusted FFO (AFFO): are presented excluding property acquisition costs, offering costs, lease termination income, and intangible amortization in rental income.  AFFO of the Company also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.  In Core FFO and AFFO, the Company also excludes certain consultant services fees, which are non-recurring items that the Company does not believe is reasonably likely to recur within two years.  The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.  However, because FFO, Core FFO and AFFO  exclude rental property depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO, Core FFO and AFFO may not be comparable to such other REITs.  FFO, Core FFO and AFFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): represents net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, offering costs, consultant services fees, gain on sales of real estate, and intangible amortization in rental income.  Adjusted EBITDA is deemed helpful to investors by the Company as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s industrial properties. The Company also uses this measure in ratios to compare its performance to that of its industry peers.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
617-226-4987

InvestorRelations@stagindustrial.com